Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-32930, 333-49414, 333-80379, 333-75402, 333-108289, 333-111120, and 333-114133) and Form S-8 (Nos. 333-30943, 333-50519, 333-41594, 333-49410, 333-66296, 333-90172, and 333-108290) of 8x8, Inc. of our report dated May 14, 2004, relating to the consolidated financial statements and financial statement schedule, which appears in this Annual Report on Form 10-K.

/s/PricewaterhouseCoopers LLP

San Jose, California
May 27, 2004